EXHIBIT 10.9

AMENDED AND RESTATED BUSINESS LOAN AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials

$30,780,000.00	04-16-2014	***

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Farmland Partners Operating Partnership, LP, a Delaware limited partnership 8670 Wolff Court, Suite 240 Westminster, CO 80031	Lender:	First Midwest Bank Galesburg One Pierce Place — Suite 1500 Itasca, IL 60143

THIS AMENDED AND RESTATED BUSINESS LOAN AGREEMENT dated as of April 16, 2014 is made and executed between FARMLAND PARTNERS OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Borrower”), and FIRST MIDWEST BANK (“Lender”) on the following terms and conditions. Borrower and/or its affiliates have received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. Borrower understands and agrees that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrower’s representations, warranties, and agreements as set forth in this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender’s sole judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM.  This Agreement shall be effective as of April 16, 2014, and shall continue in full force and effect until such time as all of Borrower’s Loan in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys’ fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

CONDITIONS PRECEDENT TO AMENDMENT AND RESTATEMENT.  Lender’s obligations to amend and restate the Prior Loan Agreement under this Agreement shall be subject to the fulfillment to Lender’s satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents.  Borrower shall provide to Lender the following documents for the Loan: (1) the Notes; (2) modification agreements of Mortgages and Assignments of Rents granting to Lender security interests in the Collateral; (3) Guaranties duly executed by each Guarantor; (4) financing statements and all other documents perfecting Lender’s Security Interests; (5) evidence of insurance as required below; (6) together with all such Related Documents as Lender may require for the Loan (including a legal opinion from Borrower’s counsel); all in form and substance satisfactory to Lender and Lender’s counsel.

Borrower’s Authorization.  Borrower shall have provided such authorizations; documents and instruments as Lender or its counsel may require.

Payment of Fees and Expenses.  Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Documents, including without limitation all of Lender’s out-of-pocket costs, including legal fees, appraisal fees, recording and release fees, title search fees and title insurance premiums, and a $15,500.00 loan origination fee ($500 allocated to the portion of the Loan evidenced by Term Note A and $15,000.00 allocated to the portion of the Loan evidenced by Term Note B).

Representations and Warranties.  The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default.  There shall not exist at any time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Documents.

Interest Rate Payable on Notes. The per annum interest rate payable on sums advanced under the Notes shall be equal to the sum of (1) the one month London Interbank Offered Rate (“LIBOR”) as shown in the Money Rates Table of The Wall Street Journal on the last day published in each month (the “Index”) plus (2) 2.59%; provided, however, that in no event shall the interest rate payable on the Notes be less than 2.80% per annum. The interest rate shall be subject to changes on a monthly basis, on the 1st day of each month based upon the Index published on the fast day of the prior month

Term of Note and Payment Schedule.  The term of the Notes shall be as follows:

Term Note A:  Interest shall be payable to Lender on Term Note A quarterly, beginning June 30, 2014. Annual payments of principal shall be payable to Lender on the Note beginning June 16, 2014, such principal payments to be in the amount of $26,000.00 (based upon a thirty-year amortization period). All unpaid principal and accrued interest on Term Note A shall be due and payable in full on June 16, 2016 (the “Term Note A Maturity Date”).

Term Note B:  Interest shall be payable to Lender on Term Note B quarterly, beginning June 30, 2014. Annual payments of principal shall be payable to Lender on the Note beginning March 6, 2015, such principal payments to be in the amount of $1,000,000.00 (based upon a thirty-year amortization period).  All unpaid principal and accrued interest on Term Note B shall be due and payable in full on March 6, 2016 (the “Term Note B Maturity Date”, and together with the Term Note A Maturity Date, collectively, the “Maturity Date”).

Prepayment Premium. In the event principal due on each Note is paid prior to the date such principal is due as a result of refinancing of Indebtedness by Borrower with a financial institution or other lender (other than Lender or an affiliate of Lender) in an aggregate amount exceeding the Permitted Prepayment Amount during the following periods (each, a “Prepayment Period”):

Prepayment Period	Permitted Prepayment Amount
April 16, 2014 to March 5, 2015	10% of the total principal balance on the Notes as of April 16, 2014.
March 6, 2015 to Maturity Date	10% of the total principal balance on the Notes as of March 6, 2015.

Borrower shall immediately pay to Lender a prepayment premium equal to 1.0% of the amount by which such aggregate amount of principal prepayment during a given Prepayment Period exceeds the Permitted Prepayment Amount applicable to such Prepayment Period.

REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization.  Borrower is a duly organized Delaware limited partnership in good standing in the State of Delaware and is duly authorized to transact business in the State of Illinois, having obtained all necessary filings, governmental licenses-and approvals. Unless Borrower has designated otherwise in writing, Borrower’s address listed above is the office at which Borrower keeps its books and records including its records concerning the Collateral. Borrower will notify Lender prior to any change in its location or any change in its name. Borrower shall do all things necessary to preserve and to keep in full force and effect their rights and privileges, and shall comply with all regulations, rules, ordinance, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower’s business activities.

Assumed Business Names.  Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. The following is a complete list of all assumed business names under which Borrower does business: None

Authorization.  Borrower’s execution, delivery, and performance of this Agreement and all the Related Documents has been duly authorized by all necessary limited partnership action by Borrower and does not conflict with, result in a violation of, or constitute a default under (1) any provision of any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower’s properties.

Financial Information.  Each of Borrower’s financial statements supplied to Lender truly and completely disclosed Borrower’s financial condition as of the date of the statement, and there has been no material adverse change in Borrower’s financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect.  This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute, legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties.  Except as contemplated by this Agreement or as previously disclosed in Borrower’s financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently delinquent, Borrower or its affiliates own and has good title to all of Borrower’s or its affiliates’ respective properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower’s or its affiliates’ properties are titled in Borrower’s or its affiliates’ respective legal names, and Borrower or its affiliates have not used or filed a financing statement under any other names for at least five (5) years.

Hazardous Substances.  Except as disclosed to and acknowledged by Lender in writing, Borrower and its subsidiaries and affiliates represents and warrants that: (1) During the period of Borrower’s (and its subsidiaries’ and affiliates’) ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral. (2) Borrower (and its subsidiaries and affiliates) have no knowledge of, or reason to believe that there has been (a) any breach or violation of any Environmental Laws; (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral; or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters. (3) Neither Borrower, nor its subsidiaries or affiliates, nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under about or from any of the Collateral; and any such activity shall be conducted in compliance with all applicable federal, state and local laws, regulations, and ordinances, including without limitation all Environmental Laws. Borrower and its subsidiaries and affiliates authorize Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower’s expense and for Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower’s due diligence in investigating the Collateral for hazardous waste and Hazardous Substances. Borrower and its subsidiaries and affiliates hereby (1) release and waive any future claims against Lender to indemnity or contribution in the event Borrower or its subsidiaries and affiliates become liable for cleanup or other costs under any such laws, and (2) agree to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral. The provisions of this section of the Agreement, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender’s acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

Litigation and Claims.  No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower’s financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes.  To the best of Borrower’s knowledge, all of Borrower’s tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority.  Unless otherwise previously disclosed to Lender in writing, Borrower (and its subsidiaries and affiliates) have not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower’s Loan and Notes, that would be prior or that may in any way be superior to Lender’s Security Interests and rights in and to such Collateral.

Binding Effect.  This Agreement, the Notes, all Security Agreements, and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

Related Transactions.  Borrower shall comply with all definitive documents related to the initial public offering of Parent, including the truth and accuracy of all applicable representations and warranties in the initial public offering and any concurrent or related documents related to the merger of Borrower or its affiliates.

AFFIRMATIVE COVENANTS.  Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims and Litigation.  Promptly inform Lender in writing of (1) all material adverse changes in Borrower’s financial condition or in the financial condition of any of its subsidiaries and affiliates, and (2) all existing and all threatened, in writing, litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower which could materially affect the financial condition of Borrower or its subsidiaries and affiliates.

Financial Records.  Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower’s books and records at all reasonable times.

Financial Statements.  Furnish Lender with such financial statements and other related information at such frequencies and in such detail as Lender may reasonably request.

Additional Information.  Furnish such additional information and statements, as Lender may request from time to time.

Insurance.  Maintain fire and other risk insurance, public liability insurance, flood insurance and such other insurance as Lender may require with respect to Borrower’s properties and operations (and the properties and operations of any of its subsidiaries and affiliates), in form, amounts, coverages and with insurance companies acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loan, Borrower will provide Lender with such Lender’s loss payable or other endorsements as Lender may require. Each policy of property and casualty insurance shall designate Lender as loss payee. Each policy of public liability insurance shall designate Lender as an additional insured.

Insurance Reports.  Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement costs of any Collateral. The cost of such appraisal shall be paid by Borrower.

Guaranties. Prior to disbursement of any Loan proceeds, furnish executed guaranties of the Loan in favor of Lender, executed by the guarantor named below, on Lender’s forms, and in the amount and under the conditions set forth in those guaranties.

Name of Guarantor	Amount
PH Farms LLC	Unlimited
Cottonwood Valley Land, LLC	Unlimited
Paul Pittman and Jesse Hough, jointly and severally	$11,000,000.00

Other Agreements.  Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Proceeds.  Use all Loan proceeds solely for the refinancing and satisfaction of existing mortgage indebtedness on the real estate pledged as Collateral for the Loan, to refinance, transfer and partially pay off existing debt of the Existing Borrower to the Borrower in connection with the initial public offering of Parent.

Taxes, Charges and Liens.  Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

Performance.  Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

Operations.  Maintain farm management personnel with substantially the same qualifications and experience as the present farm management personnel; provide written notice to Lender of any change in farm management personnel; conducts its business affairs in a reasonable and prudent manner.

Environmental Studies.  Promptly conduct and complete, at Borrower’s expense, all such investigations, studies, samplings and testings as may be reasonably requested by Lender or required by any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower or any of its subsidiaries and affiliates.

Compliance with Governmental Requirements.  Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower’s properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans with Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lenders sole opinion, Lender’s interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

Inspection.  Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan and Borrower’s other properties and to examine or audit Borrower’s books, accounts, and records and to make copies and memoranda of Borrower’s books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower’s expense.

Compliance Certificates.  Unless waived in writing by Lender, provide Lender at least annually, with a certificate, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

Environmental Compliance and Reports.  Comply in all respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower’s part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower’s part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.  Borrower and its subsidiaries or affiliates shall not use and does not intend to use the Collateral to generate, manufacture, refine, transport, treat, store, handle or dispose of any Hazardous Substances, PCBs, lead paint or asbestos.

Additional Assurances.  Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loan and to perfect all Security Interests.

Maintenance of Operating Account(s)/Minimum Balance.  During the term of this Agreement, Borrower and its subsidiaries or affiliates shall maintain at least two deposit accounts with Lender and maintain at all times while this Agreement is in effect a minimum average annual collected balance in such accounts of at least $500,000.00.

Life Insurance on Paul Pittman.  Cause to be maintained, at all times during the term of this Agreement, a policy or policies of insurance insuring the life of Paul A. Pittman with a death benefit payable in an amount not less than Four Million Dollars ($4,000,000.00) issued by companies reasonably acceptable to Lender. Borrower shall, upon Lender’s request, deliver to Lender the policies or certificates of insurance in form and substance satisfactory to Lender.

Life Insurance on Jesse Hough.  Cause to be maintained, at all times during the term of this Agreement, a policy or policies of insurance insuring the life of Jesse Hough with a death benefit payable of not less than One Million Dollars ($1,000,000.00) issued by companies reasonably acceptable to Lender. Borrower shall, upon Lender’s request, deliver to Lender, policies or certificates of insurance in form and substance acceptable to Lender.

Minimum Debt Service Coverage Ratio.

(a)           Maintain an annual minimum debt service coverage ratio (“Debt Service Coverage Ratio”) of not less than 1.25:1.00 as of December 31 of each year, beginning December 31, 2014. Debt Service Coverage ratio shall be defined as the ratio of Operating Cash Flow (as defined below) to Debt Service (as defined below).

(b)           As used herein, “Operating Cash Flow” during any year shall mean all rental income (including minimum rent, additional rent, escalation and pass through payments) actually received in such year arising from the ownership and operation by the Borrower and its wholly-owned subsidiaries of the Collateral and other farmland (excluding tenant security deposits and extraordinary items of income, such as those resulting from casualty or condemnation or lease termination payments of tenants) less the sum of all taxes, expenses and disbursements of every kind (excluding non-cash expenses such as depreciation and amortization costs, and debt service payable on the Notes or any other debt).

(c)           As used herein, “Debt Service” for any year shall equal the sum of all scheduled principal and interest payments on the Indebtedness or any other debt (including without limitation indebtedness for borrowed money and deferred obligations for purchases other than trade payables on customary terms entered into in the ordinary course of business) that are due and payable during such year.

Maximum Debt to Net Worth Ratio.  Maintain a ratio of total debt to net worth (“Debt to Net Worth Ratio”) of not more than 1.00:1.00, calculated as of December 31, 2014 and annually thereafter. Debt to Net Worth Ratio shall be defined as total combined liabilities divided by total tangible net worth, in the amount that would be reflected on an audited balance sheet prepared at such date, determined on a consolidated basis in accordance with GAAP.

Financial Reporting.  Provide the following financial reports in form and substance acceptable to Lender:

(1)           Federal income tax returns for Borrower and each Guarantor for the preceding calendar year within 15 days of the filing of same, but in no event later than April 30 of the succeeding calendar year. In the event Borrower or any Guarantor seeks an extension of the filing date of their federal income tax return, Borrower or such Guarantor shall notify Lender within 15 days of the date of such extension is requested and shall provide Lender a copy of such federal tax return within 15 days of the due date as extended.

(2)           Personal balance sheets of Paul Pittman and Jesse Hough dated as of December 31 of each calendar year, by January 31 of each succeeding calendar year.

(3)           Audited annual financial statements of Parent as of December 31 of each calendar year, prepared by an accounting firm acceptable to Lender. Such financial statements shall include a consolidated balance sheet and income statement for Parent and its subsidiaries and affiliates and a reviewed consolidating balance sheet and income statement for Borrower and all of its subsidiaries and affiliates as well as separate balance sheets and income statements for Borrower and each of its subsidiaries and affiliates. Such statements will be prepared on an accrual basis and will be provided to Lender not later than 120 days after the end of each calendar year.

(4)           Quarterly audited balance sheet and income statements for Parent and its subsidiaries and affiliates on a consolidated basis and reviewed consolidating balance sheet and income statement for Borrower and all of its subsidiaries and affiliates, within 30 days of the end of each calendar quarter, beginning with the quarter ending June 30, 2014.

(5)           Such other information regarding Borrower’s operations and financial condition as Lender may from time to time request.

LENDER’S EXPENDITURES.  If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower’s failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Notes from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, will (be payable within 30 days of Lender’s written demand.

NEGATIVE COVENANTS.  Borrower covenants and agrees with Lender that while this Agreement is in effect, each Borrower Party shall not, without the prior written consent of Lender:

Indebtedness and Liens.  (1) Except for Permitted Indebtedness, create, incur, assume or suffer to exist indebtedness for borrowed money, including guaranties of indebtedness of other persons or entities, (2) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of their assets (except as allowed as Permitted Liens and sales for fair value, as reasonably determined by the Borrower in good faith, of assets other than Collateral), or (3) sell with recourse any of their accounts (except as allowed as Permitted Liens and except to Lender).

Continuity of Operations.  (1) Engage in any business activities substantially different than those in which Borrower is presently engaged or (2) cease operations, liquidate, or sell Collateral out of the ordinary course of business.

Guaranties.  Incur any obligation as surety or guarantor other than in respect of the Indebtedness, or any Permitted Indebtedness.

Agreements.  Enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower Parties’ obligations under this Agreement or in connection herewith.

CESSATION OF ADVANCES.  If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (A) Borrower is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower has with Lender; (B) Borrower becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudicated bankrupt; (C) there occurs a material adverse change in Borrower’s financial condition, or in the value of any Collateral securing any Loan; or (D) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

RIGHT OF SETOFF.  To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

DEFAULT.  Each of the following shall constitute an Event of Default under this Agreement:

Payment Default.  Borrower fails to make any payment when due under the Notes or this Agreement.

Conveyance of Property.  Without Lender’s prior written consent, any Borrower Party causes, permits or enters into any agreement for any sale, lease, or transfer of all or any portion of the Collateral in violation of this Agreement.

Negative Covenants.  Any Borrower Party breaches any of the “Negative Covenants” set forth in this Agreement.

Other Defaults.  Any Borrower Party fails to comply with or perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower or between Lender and any of Borrower’s subsidiaries or affiliates, and such failure continues for thirty (30) days after Borrower becomes aware of such failure, whether by notice from Lender or otherwise.

Environmental Default.  Failure of any Borrower Party to comply with or perform when due any term, obligation, covenant or condition contained in any environmental agreement executed in connection with the Loan, and such failure continues for thirty (30) days after any Borrower Party becomes aware of such failure, whether by notice from Lender or otherwise.

Default in Favor of Third Parties.  Any Borrower Party defaults under any loan, extension of credit, security agreement, or any other material agreement, in favor of any other creditor or person , and such failure continues for thirty (30) days after any Borrower Party becomes aware of such failure, whether by notice from Lender or otherwise..

False Statements.  Any warranty, representation or statement made or furnished to Lender by any Borrower Party or on behalf of any Borrower Party under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency.  The insolvency of any Borrower Party, the appointment of a receiver for any part of any Borrower Party’s property, any assignment by a Borrower Party for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against any Borrower Party; provided, that if any such appointment or commencement is not authorized by any Borrower Party and is opposed by the relevant Borrower Party, it shall not constitute an Event of Default unless the appointment is not rescinded or the proceeding dismissed within thirty (30) days or the appointment or commencement.

Events Affecting Guarantor.  Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Defective Collateralization.  This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of any Borrower Party or by any governmental agency against any Collateral securing the Loan. This includes a garnishment of any Borrower Party’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by the relevant Borrower Party as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Adverse Change.  A material adverse change occurs in Borrower’s financial condition or Lender believes the prospect of payment or performance of the Loan is impaired.

Insecurity.  Lender in good faith believes itself insecure.

EFFECT OF AN EVENT OF DEFAULT.  If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender’s option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

ENVIRONMENTAL PROVISIONS. The following environmental provisions are a part of this Agreement:

Environmental Waiver and Indemnification.  Borrower hereby agrees to and shall indemnify, defend, and hold harmless Lender and Lender’s officers, directors, employees and agents, and Lender’s successors and assigns and their officers, directors, employees and agents from and against any and all claims, demands, losses, liabilities, costs, fines, penalties and expenses (including without limitation attorneys’ fees at trial and on any appeal or petition for review, consultants’ fees, remedial action costs, natural resource damages and diminution in value) incurred by such person (a) arising out of or relating to any investigatory or remedial action involving the Collateral, the operations conducted on the Collateral, or any other operations of Borrower or any occupant on the Collateral and required by Environmental Laws or by orders of any governmental authority having jurisdiction under any Environmental Laws, including without limitation any natural resource damages, or (b) arising out of or related to any noncompliance with or violation of Environmental Laws or any applicable permits or approvals involving the Collateral, or (c) on account of injury to Lender or any person whatsoever or damage to any property arising out of, in connection with, or in any way relating to (i) the breach of any covenant, representation or warranty contained in this Agreement, (ii) the violation of any Environmental Laws, permits, authorizations or approvals relating to the Collateral, (iii) the use, treatment, storage, generation, manufacture, transport, release, spill, disposal or other handling of Hazardous Substances on the Collateral, or (iv) the contamination of any of the Collateral by, or the presence, release or threatened release of, Hazardous Substances by any means whatsoever (explicitly including without limitation any presently existing contamination of the Collateral, whether or not previously disclosed to Lender), or (d) pursuant to this Agreement. Borrower’s obligations under this section shall survive the termination of this Agreement and (x) the repayment of the Indebtedness, (y) any foreclosure, whether judicial or nonjudicial, of the Collateral, and (z) any delivery of a deed in lieu of foreclosure to Lender or any successor of Lender.  In addition to this indemnity, Borrower hereby releases and waives all present and future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any Environmental Laws.

Payment: Full Recourse to Borrower. Borrower intends that Lender shall have full recourse to Borrower for Borrower’s obligations under this Section as they become due to Lender. Such liabilities, losses, claims, damages and expenses shall be reimbursable to Lender as Lender’s obligations to make payments with respect thereto are incurred, without any requirement of waiting for the ultimate outcome of any litigation, claim or other proceeding, and Borrower shall pay such liability, losses, claims, damages and expenses to Lender as so incurred within thirty (30) days after written notice from Lender. Lender’s notice shall contain a brief itemization of the amounts incurred to the date of such notice. In addition to any remedy available for failure to pay periodically such amounts, such amounts shall thereafter bear interest at the Note default rate, or in the absence of a default rate, at the Note interest rate.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments.  This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses.  Borrower agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings.  Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation.  Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any right to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchases of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Governing Law.  This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Illinois without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of Illinois.

Choice of Venue.  If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Knox County, State of Illinois.

No Waiver by Lender.  Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any rights shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, shall constitute a waiver of any of Lender’s right or of any of Borrower’s obligations as to any future transactions. Whenever the consent of Lender is required under this

Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices.  Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address. In addition, a copy of any notice given to Borrower by Lender shall also be sent by Lender to Morrison and Foerster LLP, 2000 Pennsylvania Ave., NW, Washington, D.C. 20006, Attention: Justin Salon.

Severability.  If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Subsidiaries and Affiliates of Borrower.  To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word “Borrower” as used in this Agreement shall include all of Borrower’s subsidiaries and affiliates.  Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower’s subsidiaries or affiliates.

Successors and Assigns.  All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties.  Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certified or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees. that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the time each Loan Advance is made, and shall remain in full force and effect in all material respects until such time as Borrower’s Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time is of the Essence.  Time is of the essence in the performance of this Agreement.

Waive Jury.  All parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

Amendment and Restatement of Prior Agreement.  This Agreement is an amendment and restatement, in its entirety, of the Prior Loan Agreement and any indebtedness outstanding thereunder shall be deemed to be outstanding under this Agreement.  Nothing in this Agreement shall be deemed to be a repayment or novation of the indebtedness, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of the Lender against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

One Agreement.  This Agreement and any related security or other agreements required by this Agreement, collectively:

(a)           represent the sum of the understandings and agreements between the Lender and the Borrower concerning this credit;

(b)           replace any prior oral or written agreements between the Lender, Existing Borrower and the Borrower concerning this credit; and

(c)           are intended by the Lender and the Borrower as the final, complete and exclusive statement of the terms agreed to by them.

In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

No Release or Novation.  The obligations, liabilities and indebtedness secured by the applicable Related Documents are continuing obligations and nothing contained herein shall be deemed to release, terminate or subordinate any lien, security interest or assignment created or evidenced by the Related Documents and all such liens, security interest and assignments and the priority thereof shall relate back to the date that any mortgage and the assignment of leases were recorded.  Borrower and Lender intend that this Agreement shall in no way affect the priority of any existing mortgage or assignment of leases or any of the other Related Documents or constitute a novation of the indebtedness secured thereby and the other Related Documents were delivered to Lender.

DEFINITIONS.  The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meaning attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement.

Advance.  The word “Advance” means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower’s behalf under the terms and conditions of this Agreement.

Agreement.  The word “Agreement” means this Amended and Restated Business Loan Agreement, as this Amended and Restated Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Amended and Restated Business Loan Agreement from time to time.

Borrower.  The word “Borrower” means FARMLAND PARTNERS OPERATING PARTNERSHIP, LP, a Delaware limited partnership, and all its successors and assigns.

Borrower Party. The words “Borrower Party” means any of the Borrower, PH Farms LLC, an Illinois limited liability company, and Cottonwood Valley Land, LLC, a Nebraska limited liability company, and the words “Borrower Parties” means all of them.

Collateral.  The word “Collateral” means all property and assets granted as collateral security-to Lender for the Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional safe, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

Environmental Laws.  The words “Environmental Laws” mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Action of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1808, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default.  The words “Event of Default” mean any of the events of default set forth in this Agreement in the default section of this Agreement.

Existing Borrower.  The words “Existing Borrower” means PITTMAN HOUGH FARMS, LLC, a Colorado limited liability company, and all its successors and assigns.

GAAP.  The word “GAAP” means generally accepted accounting principles.

Guarantors.  The word “Guarantors” means those parties executing and delivering to Lender a guaranty of all or any part of the Indebtedness, including, without limitation, Paul Pittman, Jesse Hough, Cottonwood Valley Land, LLC, a Nebraska limited liability company and PH Farms LLC, an Illinois limited liability company. Each of the parties executing and delivering a guaranty to Lender as aforesaid is referred.to individually as a “Guarantor”.

Guaranty.  The word “Guaranty” means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Notes.

Hazardous Substances.  The words “Hazardous Substance” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term “Hazardous Substances” also include, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos, but does not include common agricultural chemicals and pesticides used in the ordinary course of Borrower’s farming operations involving the real estate comprising part of the Collateral.

Indebtedness.  The word “Indebtedness” is used in the most comprehensive sense and means and includes any and all of the Borrower Parties’ liabilities, obligations and debts to Lender, now existing or hereinafter incurred or created, including, without limitation, all loans, advances, interest, costs, debts, overdraft indebtedness, credit card indebtedness, lease obligations, other obligations, and liabilities of the Borrower Parties, or any of them, and any present or future judgments against one or more Borrower Parties; and whether any such Indebtedness is voluntarily or involuntarily incurred, due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined; whether a Borrower Party may be liable individually or jointly with others, or primarily or secondarily, or as a guarantor or surety; whether recovery on the Indebtedness may be or may become barred or unenforceable against a Borrower Party for any reason whatsoever; and whether the Indebtedness arises from transactions which may be voidable on account of infancy, insanity, ultra vires, or otherwise.

Lender.  The word “Lender” means FIRST MIDWEST BANK, its successors and assigns.

Loan.  The word “Loan” means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Note.  The word “Notes” means the following promissory notes made, executed and delivered by Borrower to Lender:

“Term Note A” means that certain Amended and Restated Term Note A in the principal amount of $780,000.00 dated April 16, 2014, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of and substitutions for said Term Note A.

“Term Note B” means that certain Amended and Restated Term Note B in the principal amount of $30,000,000.00 dated April 16, 2014, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of and substitutions for said Term Note B.

Parent.  The word “Parent” means Farmland Partners Inc., a Maryland corporation, its successors and assigns, the parent company of Borrower.

Permitted Indebtedness.   The words “Permitted Indebtedness” means all Indebtedness, plus indebtedness for borrowed money incurred by Borrower (but for which no other Borrower Party is liable, directly or as a secondary obligor) plus guaranties made by Borrower of indebtedness of any of Borrower’s affiliates or subsidiaries if, at the time of incurrence, Borrower projects in good faith and with a reasonable basis that after giving effect to such incurrence Borrower will remain in compliance with its Minimum Debt

Service Coverage Ratio covenant and its Maximum Debt to Net Worth Ratio covenant hereunder until the earlier of the June 28, 2016, and the date the Borrower so projects the Indebtedness to be paid in full.

Permitted Liens.  The words “Permitted Liens” mean (1) liens and security interests on the Collateral securing Indebtedness; (2) liens and security interests on assets other than Collateral securing any Permitted Indebtedness but not any obligation other than Permitted Indebtedness; (3) liens for taxes, assessments, or similar charges either not yet delinquent or being contested in good faith; (4) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; and (5) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing.

Prior Loan Agreement.  The words “Prior Loan Agreement” means that certain Business Loan Agreement dated March 6, 2013, by and between the Existing Borrower and the Lender as it was amended from time to time prior to the date hereof.

Related Documents.  The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan, the Prior Loan Agreement or any prior agreement with respect to the lending relationship between the Lender and the Borrower including, without limitation, Term Note A and Term Note B.

Security Agreement.  The words “Security Agreement” mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest.  The words “Security Interest” mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security lien interest whatsoever whether created by law, contract, or otherwise.

[Remainder of page intentionally left blank; Signature page to follow]

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AMENDED AND RESTATED BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS AMENDED AND RESTATED BUSINESS LOAN AGREEMENT IS DATED APRIL 16, 2014.

BORROWER:

FARMLAND PARTNERS OPERATING PARTNERSHIP, LP,
a Delaware limited partnership

BY:	FARMLAND PARTNERS OP GP, LLC, its sole
General Partner

By:	FARMLAND PARTNERS INC., its
sole Member

By:	/s/ Luca Fabbri
	Name:	Luca Fabbri
	Title:	Chief Financial Officer, Secretary and Treasurer

LENDER:

FIRST MIDWEST BANK

By:	/s/ Rebecca P. King
Authorized Signer

Signature Page to A&R Business Loan Agreement